Exhibit 23


                     INDEPENDENT AUDITORS' CONSENT
                     -----------------------------

 The Board of Directors
 Emerson Electric Co.:

 We consent to incorporation by reference in Registration Statement
 Nos. 33-60055, 33-57161, 33-38805, 33-34948, 33-34633, 33-57985,
 33-60399, 33-11521, 33-2739, 2-76653, 2-63717, 2-52671, on Form S-8
 and Registration Statement Nos. 33-62545 and 33-39109 on Form S-3 of Emerson Electric Co. of our report dated November 1, 1995, relating to the consolidated balance sheets of Emerson Electric Co. and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1995, which report appears or is incorporated by reference in the September 30, 1995 annual report on Form 10-K of Emerson Electric Co. Our report refers to changes in accounting for postemployment benefits and postretirement benefits other than pensions.



 St. Louis, Missouri                        KPMG PEAT MARWICK LLP
 December 20, 1995